Bread Financial | April 23, 2026 1 "Bread Financial delivered impressive first quarter results underscored by a return to loan growth with end-of-period loans up 2% year-over-year, alongside increasing growth in credit sales and improved credit metrics. Net income was $181 million, with revenue improvement of 5%, and tangible book value per common share grew by 26% year-over-year. During the quarter we retired 3.5 million shares, or 8% of our outstanding shares as of year end 2025, supported by our solid capital levels and cash flow generation. We continue to maintain a strong foundation to further execute on our growth and capital priorities moving forward. "Credit sales grew 7% year-over-year in the first quarter, driven by new partner growth across our full product suite and increased shopping activity, particularly among Gen Z and Millennials. Our long-standing partnerships also contributed to this growth, most notably in the health and beauty, jewelry, and travel and entertainment verticals. We are encouraged by current credit trends and expect continued gradual improvement in our credit metrics. At the same time, we continue to monitor macroeconomic and geopolitical factors and their potential effects on consumer spending and employment. "In the quarter, we launched new credit card relationships with Ford and Ethan Allen. The Ford program leverages our deep expertise in the automotive retail landscape, while Ethan Allen, America's number one premium furniture retailer, strengthens our prominence in the home vertical. We are now offering Bread Pay installment loans with additional partners including AAA, Dell, and Ford along with Academy Sports, who now provides our comprehensive suite of payment options, including co-brand, private label, and installment loans. Our full product suite, technology advancements, sophisticated underwriting, enhanced loyalty programs, and differentiated partnership model are central to our success in winning new partnerships, retaining and strengthening existing partnerships, and driving higher lifetime customer value. "We are proud of our first quarter performance and plan to build on this momentum throughout 2026." - Ralph Andretta, president and chief executive officer Bread Financial reports improved credit performance and return to loan growth in the first quarter of 2026 COLUMBUS, Ohio, April 23, 2026 – Bread Financial Holdings, Inc. (NYSE: BFH), a tech-forward financial services company that provides simple, personalized payment, lending, and saving solutions, today announced financial results for the first quarter ended March 31, 2026. (1) Represents a Non-GAAP financial measure. See “Non-GAAP Financial Measures” and "Reconciliation of GAAP to Non-GAAP Financial Measures." $18.3B 1Q26 Average loans $4.15 1Q26 Earnings per diluted common share 13.3% Common equity tier 1 capital ratio $61.57 Tangible book value per common share(1) • Relative to the first quarter of 2025: • Net income of $181 million increased $43 million. • Average loans increased 1%, benefitting from new partner growth and improved credit sales. • Common equity tier 1 (CET1) capital ratio increased 130 basis points to 13.3%. • Book value per common share increased $14.30, or 22%, to $78.72 • Tangible book value per common share(1) increased $12.66, or 26%, to $61.57. • Return on average equity was 21.2% • Return on average tangible common equity(1) was 27.4%. • First quarter delinquency rate was 5.59% and net loss rate was 7.33%. • Retired 1.5 million shares of common stock from the full unwind of our capped call transactions. • Repurchased 2.0 million shares of common stock for $150 million. • Announced a $600 million increase to our Board approved common stock repurchase authorization. CEO COMMENTARY Exhibit 99.1

Bread Financial | April 23, 2026 2 "Bread Financial drove strong, sustainable results with first quarter tangible book value per common share of $61.57 increasing nearly $13, or 26%, from a year ago. Credit sales of $6.5 billion were up 7%, marking six consecutive quarters of year-over-year growth, as consumers remain resilient amid ongoing macroeconomic uncertainty. End-of-period loan growth turned positive, increasing 2% year-over- year, driven by strong credit sales and continued gradual improvement in our credit metrics. Pretax pre-provision earnings, a non-GAAP financial measure, increased 11% year-over-year as we continue to drive growth and generate operating efficiencies. "Revenue increased 5% year-over-year with net interest margin improving to 19.3%. Sequentially, our net interest margin increased due to the gradual build of pricing changes, as well as lower overall funding costs. We anticipate the incremental benefits tied to pricing changes slowing throughout the year as the majority of our portfolio will have repriced. Net interest margin will also be pressured by the ongoing gradual improvement in our payment and delinquency rate trends, and the continued shift in our product and risk mix. "During the quarter, we retired 1.5 million shares of common stock from the full unwind of our capped call transactions and repurchased $150 million, or 2.0 million shares of common stock. We also announced an increase of $600 million to our common stock repurchase authorization, bringing the total available for stock repurchases to $690 million at quarter-end. Additionally, we repurchased $50 million of our subordinated debt during the quarter using excess cash and have $350 million in principal outstanding. We delivered additional value to our shareholders while maintaining strong capital levels, with a CET1 ratio of 13.3% at quarter-end. Finally, direct-to-consumer deposits increased 10% year-over-year to $8.7 billion at quarter-end with our average direct-to-consumer deposits representing 48% of total funding, up from 43% a year ago. "We are pleased with the continued year-over-year improvement in our credit metrics and expect ongoing gradual improvement in these metrics, reflecting our disciplined credit risk management and product diversification. "Improved credit performance and higher-quality new account acquisitions drove the 73 basis point year-over-year improvement in our reserve rate which ended the quarter at 11.46%. We continue to apply prudent weightings on the economic scenarios used in our credit reserve modeling given the wide range of potential macroeconomic dynamics, including ongoing uncertainty regarding trade policy and global conflicts, and downstream impacts on inflation and unemployment. "Our first quarter results demonstrate our success in driving responsible growth, and our ongoing focus on strategic capital allocation and disciplined credit risk management. We remain confident in our ability to generate attractive returns and increased value for our shareholders in 2026." - Perry Beberman, executive vice president and chief financial officer 2026 full year outlook • "Our 2026 outlook is unchanged and is based on continued consumer resilience, inflation remaining above the Federal Reserve target rate of 2%, and a generally stable labor market. • Average loan growth: "Based on visibility into our pipeline and partner growth, we expect average credit card and other loans growth to be up low single digits from full year 2025. • Total revenue: "We anticipate total revenue growth to be up low single digits from full year 2025, largely in line with average loan growth. • Total expenses: "We manage expense growth based on revenue generation and investment opportunities and expect to deliver positive operating leverage in 2026, excluding the pretax impacts from our debt repurchases. • Net loss rate: "We anticipate a 2026 net loss rate in the range of 7.2% to 7.4%. • Effective tax rate: "We expect our full year normalized effective tax rate to be in the range of 25% to 27%, with quarter-over-quarter variability due to the timing of certain discrete items." CFO COMMENTARY

Key operating and financial metrics


Credit sales
+7%
$6.1B
$6.5B
1Q25
1Q26


Revenue
+5%
$970MM
$1,018MM
1Q25
1Q26


Pretax pre-provision earnings(1)
+11%
$493MM
$546MM
1Q25
1Q26

Credit metrics


Delinquency rate
-34 bps
5.93%
5.59%
1Q25
1Q26


Net loss rate
-83 bps
8.16%
7.33%
1Q25
1Q26


Diluted EPS
+50%
$2.78
$4.15
1Q25
1Q26

($ in millions, except per share amounts)	**First quarter 2026**	**2025**	**% change**
Total net interest and non-interest income ("Revenue")	$ 1,018	$ 970	5
Net principal losses	*331*	*365*	(10)
Reserve release	*(28)*	*(69)*	(60)
Provision for credit losses	303	296	2
Total non-interest expenses	472	477	(1)
Income from continuing operations before income taxes	243	197	23
Income from continuing operations	181	142	28
Loss from discontinued operations, net of income taxes	—	(4)	(100)
Net income	**$ 181**	**$ 138**	**32**
Dividends declared to preferred stockholders	(2)	—	nm
Net income available to common stockholders	$ 179	$ 138	30
Weighted average common shares outstanding – diluted	43.2	49.6	(13)
Earnings per diluted common share (EPS)	$ 4.15	$ 2.78	50
Pretax pre-provision earnings (PPNR)[1]	$ 546	$ 493	11

nm – Not meaningful, denoting a variance of 1,000 percent or more.

(1) Represents a Non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures."

Bread Financial | April 23, 2026

3

Bread Financial | April 23, 2026 4 First quarter 2026 compared with first quarter 2025 • Credit sales were $6.5 billion, an increase of $0.4 billion, or 7%, driven by new partner growth and increased general-purpose spending. • Average credit card and other loans of $18.3 billion were up 1%, and end-of-period credit card and other loans of $18.1 billion increased 2%, benefiting from the new partner growth and improved credit sales. • End-of-period direct-to-consumer deposits of $8.7 billion increased 10% year-over-year. • Revenue increased $48 million, or 5%, primarily reflecting the implementation of pricing changes and lower interest expense, partially offset by lower billed late fees and higher retailer share arrangements. • Total non-interest expenses decreased $5 million, or 1%, primarily reflecting ongoing expense discipline and a data processing credit received in the quarter, partially offset by higher employee compensation and benefits costs. • Net income increased $43 million, primarily driven by higher revenue. • PPNR(1) increased $53 million, or 11%. • The delinquency rate of 5.59% decreased 34 basis points. • The net loss rate of 7.33% decreased 83 basis points. • CET1 ratio of 13.3% increased from 12.0% in the first quarter of 2025, driven by strong net earnings, partially offset by 210 basis points for common stock repurchases and preferred and common stock dividends, and 40 basis points related to debt repurchases. Contacts Investor Relations: Brian Vereb (brian.vereb@breadfinancial.com) Susan Haugen (susan.haugen@breadfinancial.com) Media Relations: Rachel Stultz (rachel.stultz@breadfinancial.com) (1) Represents a Non-GAAP financial measure. See “Non-GAAP Financial Measures” and "Reconciliation of GAAP to Non-GAAP Financial Measures."

Bread Financial | April 23, 2026 5 Forward-looking statements This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, future financial performance and outlook, future dividend declarations, and future economic conditions. We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, our actual results could differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. Factors that could cause the outcomes to differ materially include, but are not limited to, the following: macroeconomic conditions, including market conditions, inflation, interest rates, labor market conditions, recessionary pressures or concerns over a prolonged economic slowdown, and the related impact on consumer spending behavior, payments, debt levels, savings rates and other behaviors; global political events and conditions, including significant shifts in trade policy, such as changes to, or the imposition of, tariffs and/or trade barriers and consequently any economic impacts, volatility, uncertainty and geopolitical instability resulting therefrom, as well as ongoing wars and military conflicts, and international tensions or hostilities; local or global public health issues, climate-related events, impacts to the power grid, and natural disasters; future credit performance, including the level of future delinquency and charge-off rates; loss of, or reduction in demand for services and/or products from, significant brand partners or customers in the highly competitive markets in which we operate, including competition from new and non-traditional competitors, such as financial technology companies, and with respect to new products, services and technologies, such as the emergence or increase in popularity of agentic commerce, digital payment platforms and currencies and other alternative payment and deposit solutions; the concentration of our business in U.S. consumer credit; inaccuracies in the models and estimates on which we rely, including our credit risk management models and the amount of our Allowance for credit losses; the inability to realize the intended benefits of acquisitions, dispositions and other strategic initiatives; our level of indebtedness and ability to access financial or capital markets; pending and future federal and state legislation, executive action, regulation, supervisory guidance, and regulatory and legal actions, including, but not limited to, those related to financial regulatory reform and consumer financial services practices, as well as any such actions that would place limits on credit card interest rates or late fees, interchange fees or other charges; failures or breaches in our operational or security systems, including as a result of cyberattacks, unanticipated impacts from technology modernization projects or otherwise; and any liability or other adverse impacts arising out of or related to the spinoff of our former LoyaltyOne segment or the bankruptcy filings of Loyalty Ventures Inc. (LVI) and certain of its subsidiaries, including the pending litigation against us in connection with the spinoff. The foregoing factors, along with other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward-looking statements, are described in greater detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward- looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Bread Financial | April 23, 2026 6 Non-GAAP financial measures We prepare our Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States of America (GAAP). However, certain information included herein constitutes Non-GAAP Financial Measures. Our calculations of Non-GAAP Financial Measures may differ from the calculations of similarly titled measures by other companies. In particular: • Pretax pre-provision earnings (PPNR) represents Income from continuing operations before income taxes and the Provision for credit losses. We use PPNR as a metric to evaluate our results of operations before income taxes, excluding the movements that can occur within Provision for credit losses. • Return on average tangible common equity (ROTCE) represents annualized Income from continuing operations less Dividends to preferred stockholders, divided by average Tangible common equity. Tangible common equity (TCE) represents Total stockholders’ equity reduced by Preferred stock and Goodwill and intangible assets, net. We use ROTCE as a metric to evaluate the Company’s performance. • Tangible book value per common share represents TCE divided by common shares outstanding. We use Tangible book value per common share, a metric used across the industry, to assess capital and performance, in conjunction with ROTCE. We believe the use of these Non-GAAP financial measures provide additional clarity in understanding our results of operations and trends. For a reconciliation of these Non-GAAP financial measures to the most directly comparable GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Bread Financial | April 23, 2026 7 Financial supplement This earnings release should be read in conjunction with the Financial Supplement for the first quarter of 2026, available at investor.breadfinancial.com and in a Form 8-K furnished today with the Securities and Exchange Commission. Conference call/webcast information Bread Financial will host a conference call on Thursday, April 23, 2026, at 8:30 a.m. (Eastern Time) to discuss the company’s first quarter results. The conference call will be available via the internet at investor.breadfinancial.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the company’s website. About Bread Financial® Bread Financial® (NYSE: BFH) is a tech-forward financial services company that provides simple, personalized payment, lending and saving solutions to millions of U.S. consumers. Our payment solutions deliver growth for some of the most recognized brands in travel & entertainment, health & beauty, technology, electronics, jewelry, home and specialty apparel through our co-brand and private label credit cards and pay-over-time products providing choice and value to our shared customers. Additionally, we offer Bread Financial general purpose credit cards and saving products that empower our customers and their passions for a better life. Bread Financial proudly marks 30 years of success in 2026. To learn more about our global associates, our performance and our sustainability progress, visit breadfinancial.com or follow us on Instagram and LinkedIn.

Bread Financial | April 23, 2026 8 BREAD FINANCIAL HOLDINGS, INC. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (In millions, except percentages) As of or for the three months ended March 31, 2026 2025 % change Pretax pre-provision earnings Income from continuing operations before income taxes $ 243 $ 197 23 Provision for credit losses 303 296 2 Pretax pre-provision earnings (PPNR) 546 493 11 Average Tangible common equity Average Total stockholders’ equity $ 3,461 $ 3,246 7 Less: average Preferred stock (72) — nm Less: average Goodwill and intangible assets, net (713) (744) (4) Average Tangible common equity $ 2,676 $ 2,502 7 Tangible common equity (TCE) Total stockholders’ equity $ 3,325 $ 3,068 8 Less: Preferred stock (72) — nm Less: Goodwill and intangible assets, net (708) (738) (4) Tangible common equity (TCE) $ 2,545 $ 2,330 9 nm – Not meaningful, denoting a variance of 1,000 percent or more.